Exhibit (h)(4)

Exhibit A

Portfolios of the Fund

Large Cap Index Master Portfolio

LifePath® Index Retirement Master Portfolio

LifePath® Index 2020 Master Portfolio

LifePath® Index 2025 Master Portfolio

LifePath® Index 2030 Master Portfolio

LifePath® Index 2035 Master Portfolio

LifePath® Index 2040 Master Portfolio

LifePath® Index 2045 Master Portfolio

LifePath® Index 2050 Master Portfolio

LifePath® Index 2055 Master Portfolio

LifePath® Index 2060 Master Portfolio

LifePath® Index 2065 Master Portfolio

Total International ex U.S. Index Master Portfolio

Updated: July 1, 2019

Amended: October 30, 2019